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                                                         Exhibit 99.b10


                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            30 Valley Stream Parkway
                        Malvern, Pennsylvania 19355-1481
                                 (640) 640-5800

Direct Dial: (610) 640-5801

                                January 12, 1999


Board of Directors
Dimensional Investment Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

         We have examined the Articles of Incorporation ("Articles") of Dimensional Investment Group Inc. (the "Fund"), a corporation organized under Maryland law, and its by-laws, both as amended to date, the registration statement filed by the Fund under the Securities Act of 1933, as amended ("Registration Statement"), and such records of the corporate proceedings as we deem material to this opinion.

         As of the date hereof: (i) the Fund is authorized to issue an aggregate of 2,000,000,000 shares of common stock, of a par value of $0.01 per share; and
(ii) in accordance with authority provided in the Articles, the board of directors has divided the authorized shares of common stock into the following 15 classes, and has authorized each such class to issue the number of shares set forth below.

          The DFA 6-10 Institutional Portfolio Shares 100,000,000 shares; The DFA International Value Portfolio Shares 100,000,000 shares;
          U.S. 6-10 Value Portfolio II Shares            100,000,000 shares;
          U.S. Large Cap Value Portfolio II Shares       100,000,000 shares
          DFA International Value Portfolio II Shares 100,000,000 shares; DFA One-Year Fixed Income Portfolio II Shares 100,000,000 shares;
          U.S. Large Cap Value Portfolio III Shares      100,000,000 shares
          DFA International Value Portfolio III Shares   100,000,000 shares;
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Board of Directors
Dimensional Investment Group Inc.
January 12, 1999

          RWB/DFA High Book to Market Portfolio Shares   100,000,000 shares;
          RWB/DFA Two-Year Corporate Fixed Income
                   Portfolio Shares                      100,000,000 shares;
          RWB/DFA Two-Year Government Fixed
                   Income Portfolio Shares               100,000,000 shares
          DFA International Value Portfolio IV Shares    100,000,000 shares;
          Emerging Markets Portfolio II Shares           100,000,000 shares; and

          Tax-Managed U.S. Marketwide Value
                   Portfolio II Shares                   100,000,000 shares.

         Based upon the above-described examination, it is our opinion that as long as the Fund remains a corporation in good standing under the laws of the state of Maryland, the authorized but unissued shares of each class of stock listed above, when issued for the consideration established by the board of directors, as described in the Registration Statement, will be, under the law of the state of Maryland, legally issued, fully-paid, non-assessable outstanding shares of common stock of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference therein to us as counsel who have rendered this opinion.

                                     Very truly yours,

                                     STRADLEY, RONON, STEVENS & YOUNG, LLP



                                     By: /s/ STEPHEN W. KLINE
                                        ----------------------------------
                                             Stephen W. Kline

SWK/cgm